Exhibit 2

(Translation)

To whom it may concern
July 7, 2008
Contact Information:
NIS GROUP CO., LTD.
Akihiro Nojiri
Senior Executive Director & Executive Officer
Tel: (TOKYO) +81-3-3348-2424
E-mail:Info-ir@nisgroup.co.jp
URL: http://www.nisgroup.jp/english
Notice Regarding Establishment of Record Date for Convocation of Extraordinary General Meeting of
Shareholders
     NIS GROUP CO., LTD. (the “Company”) is currently under consideration of (i) issuance of preferred shares, (ii) increasing the number of shares authorized to be issued and (iii) other measures for the purpose of increasing the capital of the Company. In this regard, the Company hereby announces that, as described below, it has established, in advance, a record date for convocation of an extraordinary general meeting of shareholders at which the Company will submit the relevant proposals (the “Extraordinary General Meeting of Shareholders”), in order to expedite the holding of the Extraordinary General Meeting of Shareholders once the means of increasing the Company’s capital has been determined. Details of the proposals to be submitted at the Extraordinary General Meeting of Shareholders will be announced once such proposals have been formally finalized.
Anticipated Date for Extraordinary General Meeting of Shareholders:
In September 2008
Record Date for the Extraordinary General Meeting of Shareholders:
July 20, 2008 (Sunday) (Because July 20, 2008 is a non-business-day for the custodian of the Company’s record of shareholders, the record date for practical purposes is July 18, 2008 (Friday).)

Special Note Regarding Forward-Looking Statements
These materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct. In particular, we cannot assure that we will consummate the potential transaction referenced above or any other similar transaction. Important risks and factors that could cause our actual results to differ materially from these forward-looking statements include without limitation the following: weak domestic economic conditions; the growing variety of legal means with which debtors can seek protection from creditors; changes to our portfolio of products and services and expansion into new business areas; the effect of fluctuations in the value of real estate held or securing loans; fluctuation in market environments regarding our investments; our ability to pursue and maintain profitable strategic alliances, joint ventures and strategic investments; increasing competition in the loan servicing market; risks associated with doing business in China; any future inability to obtain funds from lenders or access the debt capital markets on favorable terms; an increase in prevailing market interest rates; failure to implement our business strategies; the failure of our risk management systems; our ability to adequately evaluate or control risks associated with loans or guarantees we make or related collateral; any disruption or other difficulties experienced by our information or technological systems and networks; misconduct by an employee or director and our exposure to negative publicity of the consumer or business finance industries; failure to maintain the confidentiality of personal information of our customers; and the influence of our chairman and his family over important decisions; as well as other factors identified in the Company’s annual report on Form 20-F and other filings with the U.S. Securities and Exchange Commission.